Exhibit 99.1

Royal Gold Reports Second Fiscal Quarter 2014 Results:  First Revenue from Mt. Milligan and Two Portfolio Additions

DENVER, COLORADO.  JANUARY 30, 2014:  ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) (“Royal Gold” or the “Company”) generated net income attributable to Royal Gold stockholders of $10.7 million, or $0.16 per basic share, on revenue of $52.8 million for the second quarter of fiscal 2014.  This compares to net income attributable to Royal Gold stockholders of $27.2 million, or $0.42 per basic share, on revenue of $79.9 million for the second quarter of fiscal 2013.  The average gold price was $1,276 per ounce in the second quarter, down 26% from the prior year quarter.

Q2 Fiscal Year (“FY”) 2014 Highlights

•                  Adjusted EBITDA(1)  of $0.70 per basic share or 86% of revenue

•                  First revenue of $2.6 million from Mt. Milligan on sale of 2,149 ounces

•                  Gold Equivalent Ounces (“GEOs”)(2) of 41,362

•                  Cash dividends of $13.0 million, representing a payout ratio of 38% of operating cash flow

Recent Developments

•                  Acquisition of a 1.0% royalty on the southern end of Barrick Gold Corporation’s (“Barrick”) Goldrush deposit in Nevada

•                  Increased ownership in the NVR1 royalty at Cortez from 0.39% to 1.01% outside of the Crossroad Claims, and from 0.00% to 0.62% within the Crossroad Claims

•                  Expansion of the Company’s credit facility to $450 million from $350 million

Tony Jensen, President and CEO, commented, “Our second quarter results include new contributions from Mt. Milligan and stronger production at Peñasquito.  In early 2014 we expanded our business in Nevada and enhanced our financial flexibility by increasing our credit

(1)         The Company defines Adjusted EBITDA, a non-GAAP financial measure, as net income plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses (see Schedule A).

(2)         The Company defines Gold Equivalent Ounces as revenue divided by the average gold price for the period.

facility.  This brings Royal Gold’s available liquidity to $1.1 billion and provides a platform for future growth in our business.”

Second quarter revenue was impacted by 26% lower average metal prices and 11% lower production volume subject to our interests than the prior year quarter.  In particular, volume was affected by lower production at Andacollo as Teck shifted into a lower grade phase of mining.  As a result, production was 31% lower than the prior year quarter.  While guidance is pending, mining of lower grades is likely to continue throughout 2014.  This was partially offset by higher grades and thus stronger production at Peñasquito.

As of December 31, 2013, the Company had a working capital surplus of $704.8 million.  Current assets were $729.0 million (including $659.3 million in cash and equivalents), compared to current liabilities of $24.2 million, resulting in a current ratio of approximately 30 to 1.  In addition to available working capital, the Company had $350 million available under its revolving line of credit at year-end, which has since been increased to $450 million.

RECENT DEVELOPMENTS

52.25% Stream on Thompson Creek’s Mt. Milligan Project

Thompson Creek reported that concentrate production at Mt. Milligan from start-up through December 31, 2013 contained 21.1 thousand ounces of gold.  Royal Gold received 2,149 ounces of physical gold based on the first shipment of 5,485 payable ounces during our second quarter.  Thompson Creek recently announced that a second shipment containing 10,475 payable ounces shipped on January 23, 2014.

Thompson Creek reported that they expect the mine will reach commercial production within the first calendar quarter of 2014, defined as operating the mill at 60% of design capacity for 30 days.

1.0% Royalty on Barrick’s Goldrush Deposit

In January 2014, Royal Gold acquired a 1.0% royalty on the southern end of Barrick’s Goldrush deposit in Nevada from a private party.  Goldrush is located approximately four miles from the Cortez mine and is currently in the exploration stage.  Barrick reports 65.9 million tons of mineralized material with an average grade of 0.127 ounces of gold per ton at Goldrush as of December 31, 2012. Barrick reports that the system remains open in multiple directions, including Royal Gold’s new royalty interest.

NVR1 Royalty at Cortez

In January 2014, Royal Gold, through a wholly-owned subsidiary, purchased additional interests in the limited partnership that owns the NVR1 royalty covering certain portions of the Pipeline Complex at Barrick’s Cortez gold mine in Nevada.  The NVR1 royalty rate attributable to our interest increased from 0.39% to 1.01% outside of the Crossroad Claims and from zero to

0.62% within the Crossroad Claims. Royal Gold also owns three other royalties within the Pipeline Complex:  namely GSR1, GSR2 and GSR3.

Credit Facility

In January 2014, Royal Gold expanded and extended its revolving credit facility from a $350 million facility maturing in May 2017 to a $450 million facility maturing in January 2019.  In addition, the facility includes a $150 million accordion feature that allows the Company to increase availability at its option, subject to satisfaction of certain conditions, to a total of $600 million.  The commitment fee is reduced to 0.25% from 0.375% and the drawn interest rate is reduced to LIBOR+1.25% from LIBOR +1.75%.  HSBC Securities (USA) Inc. was sole lead arranger and joint book runner, and Scotiabank was syndication agent and joint book runner.

PROPERTY HIGHLIGHTS

Highlights at certain of the Company’s principal producing and development properties during the quarter ended December 31, 2013, as compared to the prior year quarter, are listed below.  Production, as used below, relates to the amount of metal sales subject to our royalty and stream interests, as reported to us by the operators of the mines.

Producing Properties

Andacollo — During the first three quarters of calendar 2013, Andacollo completed the initial phase of its hypogene project and realized record gold production for the full year.  However, the fourth quarter of calendar 2013 marked a shift to a lower grade phase of mining, which resulted in 31% lower gold production than the prior year quarter.  2014 production guidance is forthcoming, but with the shift to lower grade ore underway, it is expected that the average grade of ore mined in calendar 2014 will be similar to the fourth calendar quarter of 2013.  Within that lower 2014 grade profile, gold production for the year at Andacollo is expected to be weighted toward the second half of the calendar year.

Cortez — A year ago, Pipeline heap leach material and stockpiled roaster ore processed at Goldstrike provided for production to our account at Cortez.  During this quarter, surface mining activity continued to return from Cortez Hills to Pipeline and production to our account was greater than in the September 2013 quarter.  Pipeline production to our account is likely to continue to increase.  However, during this quarter it remained below year ago levels by about 55%.

Holt — Production decreased 15% due to scheduled hoist motor and hoist drive upgrades performed during the quarter. The operator expects this improvement to provide additional future hoisting capacity and increased reliability.

Las Cruces — Production decreased 3% as First Quantum experienced lower sales volumes.  First Quantum continues to test the plant with higher ore throughput rates and lower grades as it prepares to enter lower copper grade areas of the mine, which is expected in late calendar 2014.

Mulatos — Production decreased 34% due to lower than expected grades from the Escondida deposit, somewhat offset by higher open pit heap leach production.  Alamos expects to deplete the Escondida high grade zone by the end of the first calendar quarter of 2014, at which point the Escondida Deep zone is expected to provide additional feed to continue mill production to the end of the second calendar quarter of 2014.  Alamos intends to transition to processing high grade ore from the San Carlos zone once the Escondida Deep zone has been depleted. The Mulatos royalty is capped at 2.0 million gold ounces of production.  As of December 31, 2013, approximately 1.2 million cumulative ounces of gold have been produced.

Peñasquito — Gold and silver production increased 60% and 34%, respectively, over the prior year quarter, while production of lead and zinc was 99% higher and 4% lower, respectively.  Goldcorp reported that mining in the higher grade portion of the pit will continue throughout calendar 2014 and, combined with an assumed throughput of 110,000 tonnes per day, production is expected to increase significantly to between 530,000 and 560,000 ounces of gold. Including other metals on a gold equivalent basis, production is expected to total approximately 1.2 million to 1.25 million ounces. Production expectations over the balance of the five year period assume throughput of 110,000 to 115,000 tonnes per day.  Goldcorp has prepared a life-of-mine plan for Peñasquito that reflects a positive effect on the 2014 and five year production profile.  The Company also reported that the plan includes a reduction to the projected reserves and mine life from 19 years to 13 years because the final two phases of the previous ultimate pit will not be mined or processed under current economic assumptions.

Robinson — Gold production was down 25% and copper production decreased 46% over the prior year quarter as the planned mine sequence moved to the Liberty pit which has lower metal grades.

Voisey’s Bay — Nickel production was flat and copper production decreased 15% over the prior year quarter.

Production and revenue for the three and six months ended December 31, 2013 for the Company’s principal royalty interests are shown in Tables 1 and 2, and historical production data is shown in Table 3.  For more detailed information about each of our principal royalty properties, please refer to the Company’s most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and available on the SEC’s website located at www.sec.gov, or our website located at www.royalgold.com.

CORPORATE PROFILE

Royal Gold is a precious metals royalty and stream company engaged in the acquisition and management of precious metal royalties, streams, and similar production based interests.  The Company owns interests on 204 properties on six continents, including interests on 38 producing mines and 20 development stage projects.  Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Note: Management’s conference call reviewing its second quarter fiscal 2014 results will occur at noon Eastern Time (10:00 a.m. Mountain Time). The call will be webcast and archived on the Company’s website for a limited time.

Fiscal 2014 Second Quarter Earnings Call Information:

Dial-In Numbers:	(866) 270-1533 (U.S.); toll free
(855) 669-9657 (Canada); toll free
(412) 317-0797 (International)
Conference Title:	Royal Gold
Webcast URL:	www.royalgold.com under Investors, Events & Presentations

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about the Company’s effective tax rate estimates; the contribution of Mt. Milligan to the Company’s revenue; the operators’ expectations regarding shipments from Mt. Milligan; changes in grade and mill throughput at Andacollo; anticipated production at Pipeline; life-of-mine plan at Peñasquito; as well as other anticipated developments at various mines.  Factors that could cause actual results to differ materially from the projections include, among others, precious metals, copper and nickel prices; actual tax rates; performance of and production at the Company’s royalty properties; decisions and activities of the operators of the Company’s royalty properties; delays in the operators’ securing or their inability to secure necessary governmental permits; changes in operators’ project parameters and timelines as plans continue to be refined; economic and market conditions; unanticipated grade, geological, metallurgical, processing, regulatory and legal or other problems the operators of the mining properties may encounter; completion of feasibility studies; the ability of the various operators to bring projects into production as expected; and other subsequent events, as well as other factors described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.  Most of these factors are beyond the Company’s ability to predict or control.  The Company disclaims any obligation to update any forward-looking statement made herein.  Readers are cautioned not to put undue reliance on forward-looking statements.

TABLE 1

Royalty Production and Revenue for Principal Royalty Interests

Three Months Ended December 31, 2013 and December 31, 2012

				Three Months Ended December 31, 2013			Three Months Ended December 31, 2012
Royalty/Stream		Operator	Metal(s)	Revenue	Reported Production (1)		Revenue	Reported Production (1)
Royalty:
Andacollo (2),(3)	75%	Teck	Gold	$11,736	12,500	oz.	$23,128	18,000	oz.
Voisey’s Bay (3)	2.7% NSR	Vale		$5,900			$7,413
			Nickel		28.5	Mlbs.		28.8	Mlbs.
			Copper		26.4	Mlbs.		31.2	Mlbs.
Peñasquito	2.0% NSR	Goldcorp		$7,003			$6,612
			Gold		145,800	oz.		91,000	oz.
			Silver		6.2	Moz.		4.6	Moz.
			Lead		47.1	Mlbs.		23.7	Mlbs.
			Zinc		70.3	Mlbs.		73.6	Mlbs.
Holt	0.00013 x quarterly average gold price	St Andrew Goldfields	Gold	$2,717	12,900	oz.	$5,807	15,100	oz.
Mulatos (4)	1.0% - 5.0% NSR	Alamos	Gold	$2,477	40,200	oz.	$5,250	61,300	oz.
Las Cruces	1.5% NSR	First Quantum	Copper	$1,818	37.2	Mlbs.	$2,031	38.3	Mlbs.
Canadian Malartic (5)	1.0% - 5.0% NSR	Osisko	Gold	$1,965	105,300	oz.	$2,511	96,300	oz.
Robinson	3.0% NSR	KGHM		$2,287			$4,668
			Gold		8,700	oz.		11,600	oz.
			Copper		22.1	Mlbs.		41.1	Mlbs.
Cortez (6)	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	$1,078	8,300	oz.	$2,059	18,200	oz.
Other (7)			Various	$13,166	N/A		$20,391	N/A
Stream:
Mt. Milligan (8)	52.25% of payable gold	Thompson Creek	Gold	$2,638	2,149	oz.	$—	N/A
Total Revenue				$52,785			$79,870

TABLE 2

Royalty Production and Revenue for Principal Royalty Interests

Six Months Ended December 31, 2013 and December 31, 2012

				Six Months Ended December 31, 2013			Six Months Ended December 31, 2012
Royalty/Stream		Operator	Metal(s)	Revenue	Reported Production (1)		Revenue	Reported Production (1)
Royalty:
Andacollo (2),(3)	75%	Teck	Gold	$28,892	29,900	oz.	$42,831	34,000	oz.
Voisey’s Bay (3)	2.7% NSR	Vale		$12,934			$16,609
			Nickel		56.9	Mlbs.		62.7	Mlbs.
			Copper		61.2	Mlbs.		74.9	Mlbs.
Peñasquito	2.0% NSR	Goldcorp		$13,561			$17,763
			Gold		247,300	oz.		222,300	oz.
			Silver		12.7	Moz.		12.0	Moz.
			Lead		86.9	Mlbs.		65.3	Mlbs.
			Zinc		143.8	Mlbs.		170.1	Mlbs.
Holt	0.00013 x quarterly average gold price	St Andrew Goldfields	Gold	$6,604	29,900	oz.	$10,368	27,900	oz.
Mulatos (4)	1.0% - 5.0% NSR	Alamos	Gold	$5,178	81,800	oz.	$8,746	103,600	oz.
Las Cruces	1.5% NSR	First Quantum	Copper	$3,832	78.4	Mlbs.	$4,493	84.5	Mlbs.
Canadian Malartic (5)	1.0% - 5.0% NSR	Osisko	Gold	$3,679	202,900	oz.	$4,652	188,000	oz.
Robinson	3.0% NSR	KGHM		$3,886			$8,422
			Gold		17,900	oz.		20,700	oz.
			Copper		39.8	Mlbs.		78.0	Mlbs.
Cortez (6)	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	$1,519	14,000	oz.	$4,840	44,000	oz.
Other (7)			Various	$26,549	N/A		$39,008	N/A
Stream:
Mt. Milligan (8)	52.25% of payable gold	Thompson Creek	Gold	$2,638	2,149	oz.	$—	N/A
Total Revenue				$109,272			$157,732

FOOTNOTES

(1)             Reported production relates to the amount of metal sales that are subject to our royalty interests for the periods ended December 31, 2013 and December 31, 2012, as reported to us by the operators of the mines.

(2)             The royalty rate is 75% until 910,000 payable ounces of gold have been produced — 50% thereafter.  There have been approximately 197,000 cumulative payable ounces produced as of December 31, 2013.  Gold is produced as a by-product of copper.

(3)             Revenues consist of provisional payments for concentrates produced during the current period and final settlements for prior production periods.

(4)             The Company’s royalty is subject to a 2.0 million ounce cap on gold production.  There have been approximately 1.2 million ounces of cumulative production, as of December 31, 2013.  NSR sliding-scale schedule (price of gold per ounce — royalty rate):  $0.00 to $299.99 — 1.0%; $300 to $324.99 — 1.50%; $325 to $349.99 — 2.0%; $350 to $374.99 — 3.0%; $375 to $399.99 — 4.0%; $400 or higher — 5.0%.

(5)             NSR sliding-scale schedule (price of gold per ounce — royalty rate):  $0.00 to $350 — 1.0%; above $350 — 1.5%.

(6)             Royalty percentages:  GSR1 and GSR2 — 0.40 to 5.0% (sliding-scale); GSR3 — 0.71%; NVR1 — 1.014%.

(7)             “Other” includes all of the Company’s non-principal producing royalties for the periods ended December 31, 2013 and 2012.  Individually, no royalty included within “Other” contributed greater than 5% of our total revenue for any of the periods.

(8)             The delivery of 2,149 ounces of gold is based on a shipment of 5,655 contained ounces from Mt. Milligan multiplied by a 97% payable factor, a provisional percentage of 75%, and our 52.25% stream interest.  Per the Mt. Milligan stream agreement, the first 12 shipments are subject to a provisional percentage.  Shipments 1-4 (75% provisional percentage); shipments 5-8 (50% provisional percentage); and shipments 9-12 (25% provisional percentage).

TABLE 3

Historical Production

				Reported Production For The Quarter Ended (1)
Property (2)	Royalty/Stream	Operator	Metal(s)	Dec. 31, 2013		Sep. 30, 2013		Jun. 30, 2013		Mar. 31, 2013		Dec. 31, 2012
Andacollo	75%	Teck	Gold	12,500	oz.	17,500	oz.	15,700	oz.	19,000	oz.	18,000	oz.
Canadian Malartic	1.0% - 5.0% NSR	Osisko	Gold	105,300	oz.	97,600	oz.	70,900	oz.	88,100	oz.	96,300	oz.
Cortez	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	8,300	oz.	5,700	oz.	22,100	oz.	16,000	oz.	18,200	oz.
Holt	0.00013 x quarterly average gold price	St Andrew Goldfields	Gold	12,900	oz.	17,000	oz.	13,500	oz.	15,000	oz.	15,100	oz.
Las Cruces	1.5% NSR	First Quantum	Copper	37.2	Mlbs.	41.2	Mlbs.	30.6	Mlbs.	38.3	Mlbs.	38.3	Mlbs.
Mt. Milligan	52.25% of payable gold	Thompson Creek	Gold	2,149	oz.	NA		NA		NA		NA
Mulatos	1.0% - 5.0% NSR	Alamos	Gold	40,200	oz.	41,600	oz.	54,800	oz.	59,500	oz.	61,300	oz.
Peñasquito	2.0% NSR	Goldcorp
			Gold	145,800	oz.	101,500	oz.	80,700	oz.	68,200	oz.	91,000	oz.
			Silver	6.2	Moz.	6.5	Moz.	5.1	Moz.	3.9	Moz.	4.6	Moz.
			Lead	47.1	Mlbs.	39.8	Mlbs.	36.8	Mlbs.	24.2	Mlbs.	23.7	Mlbs.
			Zinc	70.3	Mlbs.	73.5	Mlbs.	61.8	Mlbs.	50.4	Mlbs.	73.6	Mlbs.
Robinson	3.0% NSR	KGHM
			Gold	8,700	oz.	9,200	oz.	18,400	oz.	10,000	oz.	11,600	oz.
			Copper	22.1	Mlbs.	17.8	Mlbs.	43.4	Mlbs.	24.8	Mlbs.	41.1	Mlbs.
Voisey’s Bay	2.7% NSR	Vale
			Nickel	28.5	Mlbs.	28.4	Mlbs.	36.5	Mlbs.	44.7	Mlbs.	28.8	Mlbs.
			Copper	26.4	Mlbs.	34.7	Mlbs.	11.4	Mlbs.	15.6	Mlbs.	31.2	Mlbs.

(1)                    Reported production relates to the amount of metal sales that are subject to our royalty interests for the stated period, as reported to us by the operators of the mines.

(2)                    See individual property footnotes on page 9.

ROYAL GOLD, INC.

Consolidated Balance Sheets

(Unaudited, in thousands except share data)

	December 31,	June 30,
	2013	2013
ASSETS
Cash and equivalents	$659,289	$664,035
Royalty receivables	43,055	50,385
Income tax receivable	22,989	15,158
Prepaid expenses and other current assets	3,679	14,919
Total current assets	729,012	744,497

Royalty and stream interests, net	2,123,347	2,120,268
Available-for-sale securities	7,408	9,695
Other assets	29,431	30,881
Total assets	$2,889,198	$2,905,341

LIABILITIES
Accounts payable	2,269	2,838
Dividends payable	13,674	13,009
Foreign withholding taxes payable	5,410	15,518
Other current liabilities	2,857	3,720
Total current liabilities	24,210	35,085

Debt	306,983	302,263
Deferred tax liabilities	166,241	174,267
Uncertain tax positions	22,450	21,166
Other long-term liabilities	561	1,924
Total liabilities	520,445	534,705

Commitments and contingencies

EQUITY
Preferred stock, $.01 par value, authorized 10,000,000 shares authorized; and 0 shares issued	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; and 64,258,261 and 64,184,036 shares outstanding, respectively	643	642
Exchangeable shares, no par value, 1,806,649 shares issued, less 1,139,790 and 1,139,420 redeemed shares, respectively	29,348	29,365
Additional paid-in capital	2,144,250	2,142,173
Accumulated other comprehensive loss	(6,860)	(4,572)
Accumulated earnings	180,446	181,279
Total Royal Gold stockholders’ equity	2,347,827	2,348,887
Non-controlling interests	20,926	21,749
Total equity	2,368,753	2,370,636
Total liabilities and equity	$2,889,198	$2,905,341

ROYAL GOLD, INC.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited, in thousands except share data)

	For The Three Months Ended		For The Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Revenue	$52,785	$79,870	$109,272	$157,732

Costs and expenses
Cost of sales	935	—	935	—
General and administrative	4,661	5,888	11,227	12,127
Production taxes	1,603	2,197	3,386	4,676
Depreciation, depletion and amortization	22,670	21,120	45,071	42,620
Total costs and expenses	29,869	29,205	60,619	59,423

Operating income	22,916	50,665	48,653	98,309

Interest and other income	130	29	282	139
Interest and other expense	(5,957)	(6,820)	(11,724)	(12,820)
Income before income taxes	17,089	43,874	37,211	85,628

Income tax expense	(6,311)	(16,315)	(11,152)	(32,776)
Net income	10,778	27,559	26,059	52,852
Net income attributable to non-controlling interests	(111)	(342)	(197)	(865)
Net income attributable to Royal Gold common stockholders	$10,667	$27,217	$25,862	$51,987

Net income	$10,778	$27,559	$26,059	$52,852
Adjustments to comprehensive income, net of tax Unrealized change in market value of available-for-sale securities	(3,419)	(1,572)	(2,288)	3,474
Comprehensive income	7,359	25,987	23,771	56,326
Comprehensive income attributable to non-controlling interests	(111)	(342)	(197)	(865)
Comprehensive income attributable to Royal Gold stockholders	$7,248	$25,645	$23,574	$55,461

Net income per share available to Royal Gold common stockholders:

Basic earnings per share	$0.16	$0.42	$0.40	$0.84
Basic weighted average shares outstanding	64,897,757	63,941,686	64,878,056	61,688,776
Diluted earnings per share	$0.16	$0.42	$0.40	$0.84
Diluted weighted average shares outstanding	64,990,771	64,137,237	64,982,689	61,905,549
Cash dividends declared per common share	$0.21	$0.20	$0.41	$0.35

ROYAL GOLD, INC.

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For The Three Months Ended		For The Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$10,778	$27,559	$26,059	$52,852
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation, depletion and amortization	22,670	21,120	45,071	42,620
Non-cash employee stock compensation expense	147	1,805	1,759	3,900
Gain on distribution to non-controlling interest	—	—	—	(88)
Amortization of debt discount	2,380	2,256	4,720	4,448
Tax benefit of stock-based compensation exercises	(236)	(441)	(208)	(1,214)
Deferred tax benefit	(5,181)	(3,912)	(8,038)	(2,166)
Changes in assets and liabilities:
Royalty receivables	5,137	(6,019)	7,330	(16,808)
Prepaid expenses and other assets	2,704	(19,410)	13,001	(19,659)
Accounts payable	(86)	(714)	(811)	(661)
Foreign withholding taxes payable	(1,852)	(12)	(10,108)	(10)
Income taxes (receivable) payable	1,384	(8,482)	(7,626)	1,827
Other liabilities	(3,126)	(2,867)	(943)	(616)
Net cash provided by operating activities	$34,719	$10,883	$70,206	$64,425

Cash flows from investing activities:
Acquisition of royalty and stream interests	(61)	(94,997)	(48,089)	(215,032)
Proceeds on sale of inventory — restricted	—	—	—	118
Other	(30)	(21)	(54)	(38)
Net cash used in investing activities	$(91)	$(95,018)	$(48,143)	$(214,952)

Cash flows from financing activities:
Net proceeds from issuance of common stock	94	472,065	94	473,776
Common stock dividends	(13,022)	(8,966)	(26,032)	(17,915)
Distribution to non-controlling interests	(546)	(711)	(1,079)	(1,273)
Tax expense of stock-based compensation exercises	236	441	208	1,214
Net cash (used in) provided by financing activities	$(13,238)	$462,829	$(26,809)	$455,802
Net (decrease) increase in cash and equivalents	21,390	378,694	(4,746)	305,275
Cash and equivalents at beginning of period	637,899	302,037	664,035	375,456
Cash and equivalents at end of period	$659,289	$680,731	$659,289	$680,731

SCHEDULE A

Non-GAAP Financial Measures

The Company computes and discloses Adjusted EBITDA.  Adjusted EBITDA is a non-GAAP financial measure.  Adjusted EBITDA is defined by the Company as net income plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses.  Other companies may define and calculate this measure differently.  Management believes that Adjusted EBITDA is a useful measure of the performance of our royalty portfolio.  Adjusted EBITDA identifies the cash generated in a given period that will be available to fund the Company’s future operations, growth opportunities, shareholder dividends and to service the Company’s debt obligations.  This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP.  Below is a reconciliation of net income to Adjusted EBITDA.

Royal Gold, Inc.

Adjusted EBITDA Reconciliation

	For The Three Months Ended		For The Six Months Ended
	December 31,		December 31,
	(Unaudited, in thousands)		(Unaudited, in thousands)
	2013	2012	2013	2012

Net income	$10,778	$27,559	$26,059	$52,852
Depreciation, depletion and amortization	22,670	21,120	45,071	42,620
Non-cash employee stock compensation	147	1,805	1,759	3,900
Interest and other income	(130)	(29)	(282)	(139)
Interest and other expense	5,957	6,820	11,724	12,820
Income tax expense	6,311	16,315	11,152	32,776
Non-controlling interests in operating income of consolidated subsidiaries	(111)	(342)	(197)	(777)
Adjusted EBITDA	$45,622	$73,248	$95,286	$144,052